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                                                                    EXHIBIT 23.4

                            CONSENT OF RYAN BECK & CO

We consent to the use, quotation and summarization in Amendment No. 1 to the Registration Statement on Form S-4 of our fairness opinion, rendered to the Board of Directors of Crescent Financial Corporation in connection with the merger of Crescent State Bank with Centennial Bank and the use of our name, and the statements with respect to us, appearing in the Registration Statement.


                                               /s/ RYAN BECK & CO.

Richmond, Virginia
May 22, 2003